Exhibit 4.4
EXECUTION VERSION
REGISTRATION RIGHTS AGREEMENT
Dated July 24, 2007
among
AMBEV INTERNATIONAL FINANCE CO. LTD.
as Issuer,
COMPANHIA DE BEBIDAS DAS AMÉRICAS — AMBEV
as Guarantor,
and
CITIGROUP GLOBAL MARKETS INC.,
CREDIT SUISSE SECURITIES (EUROPE) LIMITED and
CREDIT SUISSE SECURITIES (USA) LLC
as representatives on behalf of themselves and the other Initial Purchasers

REGISTRATION RIGHTS AGREEMENT
          THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of July 24, 2007, among (i) AmBev International Finance Co. Ltd. (the “Issuer”), a company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Companhia de Bebidas das Américas — AMBEV, a sociedade anônima organized and existing under the laws of the Federative Republic of Brazil (“AMBEV” and, collectively with the Issuer, the “Companies”), (ii) AMBEV and (iii) Citigroup Global Markets Inc., Credit Suisse Securities (Europe) Limited and Credit Suisse Securities (USA) LLC as representatives on behalf of the Initial Purchasers (as defined below) of R$300,000,000 of the Issuer’s 9.500% Notes due 2017 (the “Notes”). Terms not otherwise defined herein are used as defined in the Indenture (as defined below).
WITNESSETH
          WHEREAS, the Issuer is today entering into an Indenture dated as of July 24, 2007 with Deutsche Bank Trust Company Americas as Trustee (the “Indenture”), pursuant to which it is today issuing R$300,000,000 aggregate principal amount of its Notes;
          WHEREAS, to guarantee the Issuer’s obligations under the Notes, AMBEV is today entering into the Guaranty dated as of July 24, 2007 (the “Guaranty”);
          WHEREAS, in order to provide additional liquidity to the holders of the Notes (the “Holders”), the Issuer and AMBEV are willing to enter into this Registration Rights Agreement providing for the registration of the Notes under the Securities Act of 1933, as amended;
          NOW, THEREFORE, the parties hereto agree as follows:
          SECTION 1. Definitions.
          As used in this Agreement, the following capitalized defined terms shall have the following meanings:
     “Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.
     “Companies” shall have the meaning set forth in the preamble and shall also include their successors and assigns.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     “Exchange Date” shall have the meaning set forth in section 2(a)(ii) hereof.
     “Exchange Offer” shall mean the exchange offer by the Companies of Exchange Securities for Registrable Securities pursuant to Section 2(a) hereof.
     “Exchange Offer Registration” shall mean a registration under the Securities Act effected pursuant to Section 2(a) hereof.
     “Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-1, F-2, F-3 or F-4, as applicable, and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “Exchange Securities” shall mean securities issued by the Issuer, which are unconditionally subject to an effective guaranty on a senior unsecured basis by AMBEV under the Guaranty, containing terms identical in all material respects to the Notes (except that the Exchange Securities will not bear legends restricting their transfer) and to be offered to Holders of Notes in exchange for Notes pursuant to the Exchange Offer.
     “Holder” shall mean each person or entity that holds the Notes of the Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided that, for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).
     “Indenture” shall mean the Indenture relating to the Notes dated the Closing Date, among the Issuer, Deutsche Bank Trust Company Americas, as Trustee, and Deutsche Bank Luxembourg S.A., as Luxembourg paying agent and Luxembourg transfer agent, as the same may be amended from time to time in accordance with the terms thereof.
     “Initial Purchasers” shall mean Citigroup Global Markets Inc. and Credit Suisse Securities (Europe) Limited and Credit Suisse Securities (USA) LLC.
     “Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided that, whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Companies or any of their affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.
     “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any nation or government, any state, province or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.
     “Purchase Agreement” shall mean the Purchase Agreement dated as of July 17, 2007 among the Companies and the Initial Purchasers relating to the purchase of the Notes by the Initial Purchasers.
     “Registrable Securities” shall mean the Notes and the agreements in respect of the obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate); provided, however, that the Notes and the agreements in respect of obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate) shall cease to be Registrable Securities (i) when a Registration Statement with respect to such Notes and the agreements in respect of obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate) shall have been declared effective under the Securities Act and such Notes and the agreements in respect of obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate) shall have been disposed of pursuant to such Registration Statement, (ii) when such Notes and the agreements in respect of obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate) have been sold to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act or (iii) when the Notes and the agreements in respect of obligations of AMBEV under the Guaranty (and the Guaranty itself to the extent necessary or appropriate) shall have ceased to be outstanding; provided further, that the securities with respect to which the Issuer and AMBEV have caused to be filed and declared effective an Exchange Offer Registration Statement and have commenced an Exchange Offer, in each case pursuant to and in accordance with Section 2(a) hereof, and which have not been tendered by the last Exchange Date (as defined in Section 2(a)(ii) hereof) by the Holder thereof shall be deemed not be to Registrable Securities.
     “Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Issuer and AMBEV with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the reasonable fees and disbursements of the Trustee and its counsel, (vii) the reasonable fees and disbursements of counsel for the Issuer and AMBEV and (viii) the reasonable fees and disbursements of the independent public accountants of the Issuer and AMBEV, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.
     “Registration Statement” shall mean any registration statement of the Issuer and AMBEV that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.
     “SEC” shall mean the United States Securities and Exchange Commission.
     “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
     “Shelf Registration Statement” means a Registration Statement pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.
     “Trustee” shall mean the trustee with respect to the Notes under the Indenture.
          SECTION 2. Registration Under the Securities Act.
          (a) To the extent not prohibited by any applicable law or applicable interpretation of the staff of the SEC (the “Staff”), the Issuer and AMBEV shall use their reasonable best efforts to cause to be filed an Exchange Offer Registration Statement covering the offer by the Issuer and AMBEV to the Holders to exchange all of the Registrable Securities for Exchange Securities and to have such Registration Statement remain effective until the closing of the Exchange Offer. The Issuer and AMBEV shall commence the Exchange Offer promptly after the Exchange Offer Registration Statement has been declared effective by the SEC and use their reasonable best efforts to have the Exchange Offer consummated not later than 60 days after such effective date. The Issuer and AMBEV shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder stating, in addition to such other disclosures as are required by applicable law:
     (i) that the Exchange Offer is being made pursuant to this Agreement and that all Registrable Securities validly tendered will be accepted for exchange;
     (ii) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed (or longer if required by applicable law)) (the “Exchange Dates”);

     (iii) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Agreement;
     (iv) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institutions and at the addresses (located in the Borough of Manhattan, the City of New York) specified in the notice prior to the close of business on the last Exchange Date; and
     (v) that Holders will be entitled to withdraw their election, not later than the close of business (New York time) on the last Exchange Date, by sending to the institutions and at the addresses (located in the Borough of Manhattan, the City of New York) specified in the notice a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Notes exchanged.
          (b) As soon as practicable after the last Exchange Date, the Issuer and AMBEV shall:
     (i) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and
     (ii) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Issuer and AMBEV and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.
          (c) The Issuer and AMBEV shall use their reasonable best efforts to complete the Exchange Offer as provided above and shall comply with the applicable requirements of the Securities Act, the Exchange Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff. The Issuer and AMBEV shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.
          (d) In the event that the Issuer and AMBEV determine that an Exchange Offer is not available under applicable law or if applicable interpretations of the Staff do not permit the Issuer and AMBEV to effect the Exchange Offer, or, if for any reason, the Issuer and AMBEV do not consummate the Exchange Offer on or before November 30, 2008 or upon receipt of a written request from any of the Initial Purchasers representing that it holds Notes that are ineligible to be exchanged in the Exchange Offer of Notes, the Issuer and AMBEV shall use their reasonable best efforts to cause to become effective a Shelf Registration Statement relating to resales of the Notes and to keep that Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all Notes covered by the Shelf Registration Statement have been sold. The Issuer and AMBEV shall, in the event of such a registration, provide to each Holder copies of a prospectus, notify each Holder when the Shelf Registration Statement has become effective and take certain other actions to permit resales of the Notes.
          (e) The Issuer and AMBEV shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). An Exchange Offer Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC.
          (f) If the Exchange Offer is not completed (or, if required, the Shelf Registration Statement is not declared effective) on or before November 30, 2008, the annual interest rate borne by the Notes will be increased by 0.50% per annum until the Exchange Offer is completed, the Shelf Registration Statement is declared effective or the Notes become freely tradable under the Securities Act. If a Shelf Registration Statement is required to be filed pursuant to this Agreement, has been declared effective and thereafter either ceases to be effective or the included prospectus ceases to be usable at any time during the required effectiveness period, and such failure to remain effective or be usable exists for more than 45 days (whether or not consecutive) in any 3-month period or 90 days (whether or not consecutive) in any 12-month period, the interest rate on the Notes will be increased by 0.50% per annum commencing on the 46th or 91st day, as applicable in such 3-month or 12-month period and ending on such date that the Shelf Registration Statement has again been declared effective or the prospectus again becomes usable.
          (g) If the Issuer and AMBEV effect the Exchange Offer, the Issuer and AMBEV shall be entitled to close the Exchange Offer 20 business days after the date notice is mailed to Holders of the Notes (or such longer time as required by applicable law) after its commencement, provided that the Issuer and AMBEV have accepted all Notes validly surrendered in accordance with the terms of the Exchange Offer.
          SECTION 3. Registration Procedures. In connection with the obligations of the Issuer and AMBEV with respect to the Registration Statements pursuant to Section 2(a) and Section 2(b) hereof, the Issuer and AMBEV shall as expeditiously as possible:
     (i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Issuer and AMBEV and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their reasonable best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2 hereof;
     (ii) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;
     (iii) to the extent necessary or applicable, use their reasonable best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Issuer nor AMBEV shall be required to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(a)(iii), (B) file any general consent to service of process or (C) subject itself to taxation in any such jurisdiction if it is not so subject;
     (iv) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;
     (v) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after the initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel and make such representatives of the Issuer and AMBEV as shall be reasonably requested by the Initial Purchasers or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers or their counsel shall reasonably object;
     (vi) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;
     (vii) use their reasonable best efforts to cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner; and

     (viii) use their reasonable best efforts to cause the Exchange Securities to continue to be rated by one nationally recognized statistical rating organization (as such term is defined in Rule 436(g)(2) under the Securities Act), if the Registrable Securities have been rated.
          SECTION 4. Participation of Broker-Dealers in Exchange Offer.
          (a) The parties hereto acknowledge that the Staff has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the Securities Act and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. The Issuer and AMBEV understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the Securities Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the Securities Act.
          (b) In light of the above, notwithstanding the other provisions of this Agreement, the Issuer and AMBEV agree to take all actions necessary to ensure the effectiveness of the Registration Statement referred to in Section 2 as may be reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above provided that:
     (i) neither the Issuer nor AMBEV shall be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement for a period exceeding 180 days after the last Exchange Date (as such period may be extended pursuant to the penultimate paragraph of Section 3 of this Agreement) and Participating Broker-Dealers shall not be authorized by the Issuer or AMBEV to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and
     (ii) any application of the procedures to an Exchange Offer Registration, to the extent not required by the positions of the Staff or the Securities Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Issuer and AMBEV by the Initial Purchasers or with the reasonable request in writing to the Issuer and AMBEV by one or more broker-dealers who certify to the Initial Purchasers and the Issuer and AMBEV in writing that they anticipate that they will be Participating Broker-Dealers; and provided further that, in connection with such application of any procedures to an Exchange Offer Registration, the Issuer and AMBEV shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be

Citigroup Global Markets Inc., Credit Suisse Securities (Europe) Limited and Credit Suisse Securities (USA) LLC unless they elect not to act as such representative, (y) to pay the reasonable fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Exchange Date and with respect to each subsequent amendment or supplement, if any, effected in connection therewith.
          (c) The Initial Purchasers shall have no liability to the Companies or any Holder with respect to any request that they may make pursuant to Section 4(b) above.
          SECTION 5. Indemnification and Contribution.
          (a) Each of the Issuer and AMBEV, jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls the Initial Purchasers or any Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, the Initial Purchasers or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Initial Purchasers, any Holder or any such controlling or affiliated Person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Exchange Securities or Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Issuer or AMBEV shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Initial Purchasers or any Holder furnished to the Companies in writing through Citigroup Global Markets Inc., Credit Suisse Securities (Europe) Limited or Credit Suisse Securities (USA) LLC or any selling Holder expressly for use therein; provided that the foregoing indemnity agreement shall not inure to the benefit of any Holder or any person controlling such Holder with respect to any sale or disposition of Registrable Securities by such Holder in violation of Section 4 above; provided further that the foregoing indemnity agreement shall not inure to the benefit of any Holder from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Holder, if a copy of the final Prospectus (as then amended or supplemented if the Issuer and AMBEV shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Notes to such person, and if the final Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) To the extent relevant with respect to a Registration Statement pursuant to Section 2(d), each Holder agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Initial Purchasers and the other selling Holders, and each of their respective directors, officers who sign the Registration Statement and each Person, if any, who controls the Issuer or AMBEV, the Initial Purchasers and any other selling Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer and AMBEV to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Companies, the Issuer or AMBEV in writing by or on behalf of such Holder expressly for use in any Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 5, except to the extent that such Indemnifying Party has been prejudiced in any material respect by such failure, or from any liability it may otherwise have) and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any of the Initial Purchasers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (B) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Issuer, AMBEV, their respective directors and officers who sign the Registration Statement and each Person, if any, who controls the Issuer and AMBEV within the meaning of either such Section and (C) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving the Initial Purchasers and any Person who controls any of the Initial Purchasers, such firm shall be designated in writing by Citigroup Global Markets Inc., Credit Suisse Securities (Europe) Limited or Credit Suisse Securities (USA) LLC. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Companies. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (x) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (y) such Indemnifying Party shall not have reimbursed the Indemnified Party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.
          (d) To the extent the indemnification provided for in paragraph (a) or paragraph (b) of this Section 5 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and of the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer, AMBEV and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or AMBEV or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders’ respective obligations to contribute pursuant to this Section 5(d) are several in proportion to the respective principal amount of Registrable Securities of such Holder that were registered pursuant to a Registration Statement.
          (e) The Issuer, AMBEV and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnifying Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, no Holder shall be required to indemnify or contribute any amount in excess of the amount by which the total price at which Registrable Securities were sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this

Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchasers, any Holder or any Person controlling any of the Initial Purchasers or any Holder, or by or on behalf of the Issuer or AMBEV, their respective officers or directors, or any Person controlling the Issuer or AMBEV, (iii) acceptance of any of the Exchange Securities and (iv) any sale of Registrable Securities pursuant to any shelf or other Registration Statement.
          SECTION 6. Miscellaneous.
          (a) No Inconsistent Agreements. Neither the Issuer nor AMBEV has entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Issuer’s or any of AMBEV’s other issued and outstanding securities under any such agreements.
          (b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Issuer and AMBEV have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.
          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Companies by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; (ii) if to the Issuer, initially at the Issuer’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) if to AMBEV, initially at the AMBEV’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

          (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Issuer or AMBEV with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.
          (e) Purchases and Sales of Securities. The Issuer and AMBEV shall have the right to purchase Registrable Securities only as contemplated in the Indenture; provided, however, that, notwithstanding the foregoing, neither the Issuer nor AMBEV shall, and each of the Issuer and AMBEV shall use their best efforts to cause their respective affiliates (as defined in Rule 405 under the Securities Act) not to, purchase and then resell or otherwise transfer any Registrable Securities, if doing so adversely affects the rights of the Holders hereunder.
          (f) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and AMBEV, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.
          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
          (i) Governing Law. This Agreement shall be governed by the laws of the State of New York.
          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.
          (k) Jurisdiction.
          (a) Each of the Issuer and AMBEV agrees that any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein may be instituted in any U.S. federal or New York State court in the Borough of Manhattan in the City of New York (each a “New York court”) and each of the Issuer and AMBEV hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the jurisdiction of such courts, with respect to actions brought against it as defendant, in any suit, action or proceeding.
          (b) Each of the Issuer and AMBEV (A) irrevocably appoints CT Corporation System, at its offices located at 111 Eighth Avenue, New York, New York 10011 (together with any successor, the “Process Agent”), as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit, action or proceeding, acknowledges that the Process Agent has accepted such designation and agrees that service of process upon the Process Agent, and written notice of such service to the Companies, by the person serving the same to the address set forth in the Purchase Agreement, shall be deemed in every respect effective service of process upon the Companies in any such suit, action or proceeding and (B) agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as any of the Notes shall be outstanding.
          (l) Waiver of Immunity. To the extent that either of the Companies has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by law.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMBEV INTERNATIONAL FINANCE CO. LTD.
By:	/s/ Graham Staley
	Name:	Graham Staley
	Title:	Director

By:	/s/ Pedro Mariani
	Name:	Pedro Mariani
	Title:	Director

COMPANHIA DE BEBIDAS DAS AMERICAS — AMBEV
By:	/s/ Graham Staley
	Name:	Graham Staley
	Title:	Officer

By:	/s/ Pedro Mariani
	Name:	Pedro Mariani
	Title:	Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC., as representative on behalf of the Initial Purchasers
By:	/s/ Alexander B. Severino
	Name:	Alexander B. Severino
	Title:	Managing Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (EUROPE) Limited, as representative on behalf of the Initial Purchasers
By:	/s/ Charles Achoa Jr.
Name: Charles Achoa Jr.
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC, as representative on behalf of the Initial Purchasers
By:	/s/ Charles Achoa Jr.
Name: Charles Achoa Jr.
Title: Director

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On this 24th day of July, 2007 before me, a notary public within and for said county, personally appeared Alexander B. Severino, to me personally known who being duly sworn, did say that [he/she] is a Managing Director of Citigroup Global Markets Inc., one of the persons described in and which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

/s/ John W. Scannell
John W. Scannell
Notary Public, State of New York
No. 02SC5075585
Qualified in New York County
Commission Expires April 7, 2011
[Notarial Seal]

STATE OF NEW YORK	)
	)	ss:
COUNTY OF NEW YORK	)
     On this 24th day of July, 2007 before me, a notary public within and for said county, personally appeared Charles Achoa Jr., to me personally known who being duly sworn, did say that he is a Director of CREDIT SUISSE SECURITIES (USA) LLC and authorized by power of attorney to sign for CREDIT SUISSE SECURITIES (EUROPE) Limited, one of the persons which executed the foregoing instrument, and acknowledge said instrument to be the free act and deed of said corporation.

/s/ Seanna Beck Garrison
Seanna Beck Garrison
Notary Public, State of New York
No. 02GA8098305
Qualified in New York County
Commission Expires September 8, 2007
[Notarial Seal]